Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 to Registration Statements (Nos. 333-206648, 333-200702) on Form S-1 of Marina Biotech, Inc. of our report dated March 30, 2016, relating to our audits of the consolidated financial statements, appearing in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 8, 2016